Exhibit 99.1
FOR IMMEDIATE RELEASE
Company Contact:
Michael W. Katz
President and Chief Executive Officer
Perfumania Holdings, Inc.
631-866-4156

PERFUMANIA HOLDINGS, INC. AND PARLUX FRAGRANCES, INC.
SHAREHOLDERS APPROVE MERGER
BELLPORT, NY and FORT LAUDERDALE, FL, April 17, 2012 - Perfumania Holdings, Inc. (NASDAQ:PERF) and Parlux Fragrances, Inc. (NASDAQ:PARL) announced that, on April 17, 2012, their shareholders approved the merger of Parlux and a subsidiary of Perfumania, with 98.9% of the shares voted at the Parlux special meeting and 99.2% of the shares voted at the Perfumania special meeting voting in favor. The companies expect to consummate the merger as soon as the conditions to closing are satisfied.